Exhibit 99.1

red violet Announces First Quarter 2021 Financial Results

Highest Ever Quarterly Revenue of $10.2 Million Fuels Record Gross Profit

BOCA RATON, Fla. – May 11, 2021 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced financial results for the quarter ended March 31, 2021.

“We started the year off strong, delivering record revenue of $10.2 million and highly profitable growth,” stated Derek Dubner, red violet’s CEO. “I am extremely pleased with our first quarter results and the increased momentum we are seeing in the business.  Led by strong growth in our high-margin Platform revenue, we saw healthy profitability flow to the bottom line with our net loss narrowing to a record $0.6 million and adjusted EBITDA increasing 66% to a record $2.9 million in the quarter.  Our strong balance sheet and cash generation are driving expansion of our competitive advantages, including our cloud-native architecture, extensible platform, differentiated data assets, and customer-centric solutions.”

First Quarter Financial Results

For the three months ended March 31, 2021 as compared to the three months ended March 31, 2020:

•	Total revenue increased 10% to $10.2 million. Platform revenue increased 21% to $9.8 million. Services revenue decreased 66% to $0.4 million.
•	Net loss narrowed 61% to $0.6 million.
•	Adjusted EBITDA increased 66% to $2.9 million.
•	Gross profit increased 21% to $6.3 million. Gross margin increased to 61% from 55%.
•	Adjusted gross profit increased 24% to $7.5 million. Adjusted gross margin increased to 73% from 65%.
•	Generated $1.2 million in cash from operating activities in the first quarter.
•	Cash and cash equivalents were $12.9 million as of March 31, 2021.

First Quarter and Recent Business Highlights

•	Revenue attributable to customer contracts reached a record 80%. Customer contracts are generally annual contracts or longer with auto renewal.
•	Added over 170 new customers to idiCORE™ during the first quarter, ending the quarter with 5,902 customers.
•	Added over 10,400 users to FOREWARN® during the first quarter, ending the quarter with 58,831 users. Over 140 REALTOR® Associations throughout the U.S. are now contracted to use FOREWARN.
•	Added two seasoned business development leaders with deep industry knowledge across multiple verticals we serve today.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, excluding interest expense (income), net, depreciation and amortization, share-based compensation expense, litigation costs and write-off of long-lived assets and others. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

Conference Call

In conjunction with this release, red violet will host a conference call and webcast today at 4:30pm ET to discuss its quarterly results and provide a business update.  To listen to the call, please dial (877) 665-6635 for domestic callers or (602) 563-8608 for international callers, using the passcode 6683149. To access the live audio webcast, visit the Investors section of the red violet website at www.redviolet.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required.  Following the completion of the conference call, a replay will be available for approximately one week by dialing (855) 859-2056 or (404) 537-3406 with the replay passcode 6683149. An archived webcast of the conference call will be available on the Investors section of the red violet website at www.redviolet.com.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether we will continue to see increased momentum in our business and whether our strong balance sheet and cash generation will continue to drive expansion of our competitive advantages, including our cloud-native architecture, extensible platform, differentiated data assets, and customer-centric solutions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2020 filed on March 10, 2021, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	March 31, 2021	December 31, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$12,896	$12,957
Accounts receivable, net of allowance for doubtful accounts of $5 and $38 as of March 31, 2021 and December 31, 2020, respectively	3,582	3,201
Prepaid expenses and other current assets	973	581
Total current assets	17,451	16,739
Property and equipment, net	530	558
Intangible assets, net	27,565	27,170
Goodwill	5,227	5,227
Right-of-use assets	2,040	2,161
Other noncurrent assets	137	139
Total assets	$52,950	$51,994
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,974	$2,075
Accrued expenses and other current liabilities	880	1,458
Current portion of operating lease liabilities	567	552
Current portion of long-term loan	806	449
Deferred revenue	453	504
Total current liabilities	4,680	5,038
Noncurrent operating lease liabilities	1,760	1,908
Long-term loan	1,346	1,703
Total liabilities	7,786	8,649
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 shares authorized, and 0 share issued and outstanding, as of March 31, 2021 and December 31, 2020	-	-
Common stock—$0.001 par value, 200,000,000 shares authorized, 12,208,077 and 12,167,327 shares issued and outstanding, as of March 31, 2021 and December 31, 2020	13	13
Additional paid-in capital	68,402	66,005
Accumulated deficit	(23,251)	(22,673)
Total shareholders' equity	45,164	43,345
Total liabilities and shareholders' equity	$52,950	$51,994

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$10,217	$9,300
Costs and expenses(1):
Cost of revenue (exclusive of depreciation and amortization)	2,761	3,292
Sales and marketing expenses	2,221	2,176
General and administrative expenses	4,550	4,434
Depreciation and amortization	1,258	910
Total costs and expenses	10,790	10,812
Loss from operations	(573)	(1,512)
Interest (expense) income, net	(5)	31
Loss before income taxes	(578)	(1,481)
Income taxes	-	-
Net loss	$(578)	$(1,481)
Loss per share:
Basic and diluted	$(0.05)	$(0.13)
Weighted average number of shares outstanding:
Basic and diluted	12,207,193	11,583,214

(1) Share-based compensation expense in each category:
Sales and marketing expenses	$156	$154
General and administrative expenses	1,890	2,067
Total	$2,046	$2,221

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(578)	$(1,481)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,258	910
Share-based compensation expense	2,046	2,221
Write-off of long-lived assets	19	17
Provision for bad debts	59	190
Noncash lease expenses	121	111
Interest expense	5	-
Changes in assets and liabilities:
Accounts receivable	(440)	314
Prepaid expenses and other current assets	(392)	(394)
Other noncurrent assets	2	63
Accounts payable	(101)	91
Accrued expenses and other current liabilities	(583)	(755)
Deferred revenue	(51)	79
Operating lease liabilities	(133)	(117)
Net cash provided by operating activities	1,232	1,249
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(46)	(33)
Capitalized costs included in intangible assets	(1,247)	(1,538)
Net cash used in investing activities	(1,293)	(1,571)
Net decrease in cash and cash equivalents	$(61)	$(322)
Cash and cash equivalents at beginning of period	12,957	11,776
Cash and cash equivalents at end of period	$12,896	$11,454
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$351	$588

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net loss, the most directly comparable financial measure based on GAAP, excluding interest expense (income), net, depreciation and amortization, share-based compensation expense, litigation costs and write-off of long-lived assets and others, as noted in the tables below. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended March 31,
(In thousands)	2021	2020
Net loss	$(578)	$(1,481)
Interest expense (income), net	5	(31)
Depreciation and amortization	1,258	910
Share-based compensation expense	2,046	2,221
Litigation costs	120	-
Write-off of long-lived assets and others	20	111
Adjusted EBITDA	$2,871	$1,730

The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to adjusted gross profit:

	Three Months Ended March 31,
(In thousands)	2021	2020
Revenue	$10,217	$9,300
Cost of revenue (exclusive of depreciation and amortization)	(2,761)	(3,292)
Depreciation and amortization of intangible assets	(1,203)	(850)
Gross profit	6,253	5,158
Depreciation and amortization of intangible assets	1,203	850
Adjusted gross profit	$7,456	$6,008

Gross margin	61%	55%
Adjusted gross margin	73%	65%

In order to assist readers of our condensed consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of adjusted EBITDA, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe adjusted EBITDA, adjusted gross profit and adjusted gross margin are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other non-recurring items, providing useful comparisons versus prior periods or forecasts. Our adjusted gross profit is a measure used by management in evaluating the business’s current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. Our adjusted gross profit is calculated by using revenue, less cost of revenue (exclusive of depreciation and amortization). We believe adjusted gross profit provides useful information to our investors by eliminating the impact of non-cash depreciation and amortization, and specifically the amortization of software developed for internal use, providing a baseline of our core operating results that allow for analyzing trends in our underlying business consistently over multiple periods. Adjusted gross margin is calculated as adjusted gross profit as a percentage of revenue.

Adjusted EBITDA, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with GAAP. The way we measure adjusted EBITDA, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

SUPPLEMENTAL METRICS

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts. We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

	(Unaudited)
(Dollars in thousands)	Q2'19	Q3'19	Q4'19	Q1'20	Q2'20	Q3'20	Q4'20	Q1'21
Customer metrics
idiCORE - billable customers(1)	4,370	4,781	5,064	5,326	5,375	5,758	5,726	5,902
FOREWARN - users(2)	19,721	23,853	30,577	36,506	40,857	44,927	48,377	58,831
Revenue metrics
Contractual revenue %(3)	62%	66%	66%	69%	79%	68%	77%	80%
Revenue attrition %(4)	5%	6%	6%	8%	11%	10%	11%	7%
Revenue from new customers(5)	$1,596	$1,406	$1,018	$1,417	$916	$726	$877	$967
Base revenue from existing customers(6)	$4,480	$5,578	$6,690	$6,629	$5,047	$5,797	$6,678	$7,351
Growth revenue from existing customers(7)	$1,169	$1,273	$1,342	$1,254	$1,093	$2,744	$1,408	$1,899
Platform financial metrics
Platform revenue(8)	$6,153	$7,085	$7,652	$8,108	$6,857	$8,968	$8,604	$9,813
Cost of revenue (exclusive of depreciation and amortization)	$2,287	$2,286	$2,431	$2,498	$2,427	$2,489	$2,447	$2,488
Adjusted gross margin	63%	68%	68%	69%	65%	72%	72%	75%
Services financial metrics
Services revenue(9)	$1,093	$1,171	$1,399	$1,191	$200	$299	$360	$404
Cost of revenue (exclusive of depreciation and amortization)	$765	$836	$983	$794	$159	$214	$246	$273
Adjusted gross margin	30%	29%	30%	33%	20%	28%	31%	32%
Other metrics
Employees - sales and marketing	48	48	51	51	53	52	53	56
Employees - support	7	8	7	8	8	9	9	9
Employees - infrastructure	12	13	11	13	12	12	14	15
Employees - engineering	20	25	23	26	27	27	32	31
Employees - administration	14	13	16	15	14	15	18	16

(1)

We define a billable customer of idiCORE as a single entity that generated revenue in the last three months of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer.

(2)	We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account.
(3)

Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.

(4)

Revenue attrition is defined as the revenue lost as a result of customer attrition, net of reinstated customer revenue. It excludes expansion revenue and revenue from FOREWARN. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Revenue attrition percentage is calculated on a trailing twelve-month basis, the numerator of which is the revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period.

(5)

Revenue from new customers represents the total monthly revenue generated from new customers in a given period. A customer is defined as a new customer during the first six months of revenue generation.

(6)

Base revenue from existing customers represents the total monthly revenue generated from existing customers in a given period that does not exceed the customers' trailing six-month average revenue. A customer is defined as an existing customer six months after their initial month of revenue.

(7)	Growth revenue from existing customers represents the total monthly revenue generated from existing customers in a given period in excess of the customers' trailing six-month average revenue.
(8)

Platform revenue consists of both contractual and transactional revenue generated from our technology platform, CORE. It includes all revenue generated through our idiCORE and FOREWARN solutions. The cost of revenue, which consists primarily of data acquisition costs, remains relatively fixed irrespective of revenue generation.

(9)	Services revenue consists of transactional revenue generated from our idiVERIFIED service. The cost of revenue, which consists primarily of third-party servicer costs, is variable.

Investor Relations Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com